Exhibit 99.2

Audacy Receives Court Approval of Reorganization Plan

Will Equitize over 80% of the Company’s Debt and Establish a Robust Capital Structure to Drive Long-Term Growth

Audacy Expects to Emerge from Chapter 11 Process Following Regulatory Approval from the Federal Communications Commission

Audacy is Poised to Capitalize on Growth Opportunities as a Scaled, Leading Multi-Platform Audio Content and Entertainment Company with Distinctive Competitive Advantages

Philadelphia, PA – February 20, 2024 – Audacy, Inc., (OTC: AUDA) (the “Company” or “Audacy”) announced today that the United States Bankruptcy Court for the Southern District of Texas (the “Court”) approved the Company’s Plan of Reorganization (“the Plan”). With the Plan approved, Audacy expects to emerge from the Chapter 11 process after the Company obtains approval from the Federal Communications Commission.

“Today’s announcement marks a powerful step forward for Audacy, positioning the Company for an exciting future,” said David J. Field, Chairman, President and CEO of Audacy. “As expected, we have achieved a speedy confirmation of our prepackaged Plan, which will enable Audacy to pursue our strategic goals and opportunities in the dynamic audio business. We aim to drive accelerated growth and financial performance, capitalizing on our scaled, leadership position, our uniquely differentiated premium audio content and the robust capital structure that we will have upon emergence. I also want to express my gratitude to our team, who continue their outstanding work to serve our listeners and customers with excellence and fulfill our commitments without missing a beat.”

Audacy operates one of the country’s two scaled radio broadcasting groups, as well as one of the country’s largest podcast studios, the Audacy direct-to-consumer streaming platform and multiple audio networks. Audacy is also a major event producer and a digital marketing solutions provider and is the unrivaled leader in local news and sports radio. The restructuring will enable Audacy to continue its strategic digital transformation and capitalize on its position as a scaled, leading multi-platform audio content and entertainment company differentiated by its exclusive, premium audio content.

Under the approved Plan, Audacy will equitize approximately $1.6 billion of funded debt, a reduction of 80% from approximately $1.9 billion to approximately $350 million. Trade and other unsecured creditors will not be impaired.

For more information on Audacy’s restructuring, including access to Court documents, please visit https://dm.epiq11.com/Audacy or contact Epiq Corporate Restructuring, LLC, the Company’s claims and noticing agent, at (877) 491-3119 (toll free U.S.) / +1(503) 406-4581 (International) or audacy@epiqglobal.com. Additional information is also available at forward.audacyinc.com.

PJT Partners is acting as investment banker, FTI Consulting is acting as financial advisor and Latham & Watkins LLP is acting as legal counsel to Audacy.

Greenhill & Co., LLC is acting as financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal counsel to the DIP financing lenders and the ad hoc group of first lien debtholders.

Evercore Group, LLC is acting as financial advisor and Akin Gump Strauss Hauer & Feld is acting as legal counsel to the ad hoc group of second lien debtholders.

About Audacy

Audacy, Inc. is a leading multi-platform audio content and entertainment company that connects with 200 million consumers. Powered by its exclusive, premium audio content that includes unrivaled leadership positions in news and sports radio, Audacy operates one of the country’s two scaled radio broadcasting groups, a rapidly growing direct-to-consumer digital audio platform, multiple audio networks, a major event business and a leading, award-winning podcast studio. Learn more at www.audacyinc.com, Facebook (Audacy Corp), X (@AudacyCorp), LinkedIn (@Audacy-Inc), Instagram (@lifeataudacy) and Threads (@AudacyCorp). Audacy uses its investor relations website and social media channels to communicate with its investors and the public, including to announce material information.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and are subject to certain risks and uncertainties, including the Company’s ability to obtain regulatory approval for emergence from Chapter 11 protection, its anticipated future financial or operational results and its ability to capitalize on its anticipated capital structure. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Contacts

FGS Global

AudacyMedia@FGSGlobal.com